Kramer, Levin, Naftalis & Frankel
                      9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022   3852
                            (212) 715   9100
                                                        FAX

                                                        (212) 715-8000
                                                        _____

                                                        WRITER'S DIRECT NUMBER

                                                        (212) 715-9259
                              February 24, 1997


Lexington Worldwide Emerging Markets Fund, Inc.
Park 80 West Plaza Two
Saddle Brook, New Jersey 07662

     Re:  Lexington Worldwide Emerging Markets Fund, Inc.
          Registration No. 2-32488

Gentlemen:

          We have acted as counsel to Lexington Worldwide Emerging Markets Fund, Inc., a Maryland corporation (the "Company"), in connection with the public offering of the Company's shares of Common Stock, par value $1.00 per share, and on various other securities and general corporate matters. The Company was reorganized as a Maryland corporation on December 31, 1990. We understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, the Company has registered an indefinite number of shares of Common Stock under the Securities Act of 1933, as amended. We further understand that, pursuant to the provisions of Rule 24f-2, the Company is filing with the Securities and Exchange Commission the Notice attached hereto making definite the registration of shares of Common Stock (the "Shares") sold in reliance upon Rule 24f-2 during the fiscal year ended December 31, 1996.

          We have reviewed, insofar as it relates or pertains to the Company, the Company's Registration Statement on Form N-1A filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, as amended to the date hereof, pursuant to which Shares were sold (the "Registration Statement"). We have also examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to the original documents of all copies submitted.

          We are members only of the New York Bar and do not purport to be experts on the laws of any other state. Our opinion herein as to Maryland law is based upon a limited inquiry thereof that we have deemed appropriate under the circumstances.

          Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, assuming that the Shares have been issued and sold in accordance with the Company's Articles of Incorporation, as amended, and Registration Statement, and that the consideration received therefor was not less than the par value thereof, the Shares which the Rule 24f-2 Notice attached hereto makes definite in number were legally issued, fully paid and non-assessable.

          We consent to the filing of this opinion with the Rule 24f-2 Notice attached hereto.

                              Very truly yours,

                              /s/ Kramer, Levin, Naftalis & Frankel